Exhibit 99

Acreage Holdings Reports Fourth Quarter and Full Year 2019 Results
New York, NY - February 26, 2020 - Acreage Holdings, Inc. (“Acreage”) (CSE: ACRG.U) (OTCQX: ACRGF) (FSE: 0VZ), one of the largest vertically integrated cannabis operators in the U.S., today reported financial results for the fourth quarter and year ended December 31, 2019.

FOURTH QUARTER AND FULL YEAR FINANCIAL HIGHLIGHTS (UNAUDITED)

•	Reported fourth quarter revenue of $21.1 million and full year 2019 revenue of $74.1 million, a 101% and 251% increase, respectively, compared to the same periods in 2018

•	Pro forma revenue* for the fourth quarter and full year 2019 was $43.6 million and $155.5 million, respectively, a 90% and 101% increase compared to the same periods in 2018

•	Reported a net loss attributable to Acreage of $50.6 million and $150.3 million for the fourth quarter and full year 2019, respectively

•	Adjusted net loss* attributable to Acreage was $14.6 million and $50.6 million for the fourth quarter and full year 2019, respectively

•	Pro forma adjusted EBITDA* was a loss of $15.8 million and $44.4 million for the fourth quarter and full year 2019, respectively
*Pro forma revenue, adjusted net loss and pro forma adjusted EBITDA are non-GAAP measures. Please see discussion and reconciliation of non-GAAP measures below.
“While 2019 was a challenging year for the industry, I am pleased with the many accomplishments we delivered for shareholders including: launching three award-winning brands, implementing our Canopy Growth strategies, and significantly growing our retail and wholesale businesses. We subsequently secured capital for our short-term operating requirements, and we are targeting positive pro-forma adjusted EBITDA in the second half of the year,” said Kevin Murphy, Chair and CEO of Acreage.

2020 OPERATIONAL & FINANCIAL TARGETS

•	Build out 10 to 15 new retail dispensaries, focused on existing footprint to scale operations as quickly as possible

•	Increased focus on growing our wholesale business, leading to planned wholesale revenue mix of approximately 20%

•	Implement general and administrative ("G&A") cost savings initiatives, leading to nearly $7 million in annualized savings, or 12% of reported G&A in 2019

•	Capital expenditures of $45 to $50 million, primarily for cultivation and processing facilities and dispensary buildouts

•	Targeting positive pro-forma adjusted EBITDA in back half of the year

EARNINGS CALL DETAILS
Acreage will host a conference call with management on Wednesday, February 26th at 8:30 A.M. Eastern Standard Time. The call will be webcast and can be accessed at investors.acreageholdings.com. To listen to the live call, please go to the website at least 15 minutes early to register, download and install any necessary audio software.

ABOUT ACREAGE HOLDINGS, INC.
Headquartered in New York City, Acreage is one of the largest vertically integrated, multi-state operators of cannabis licenses and assets in the U.S., according to publicly available information. Acreage owns licenses to operate or has management or consulting services or other agreements in place with license holders to assist in operations in 20 states (including pending acquisitions) with a population of approximately 180 million Americans, and an estimated 2022 total addressable market of $16.7 billion in legal cannabis sales, according to Arcview Market Research. Acreage is dedicated to building and scaling operations to create a seamless, consumer-focused branded cannabis experience. Acreage's national retail store brand, The Botanist, debuted in 2018.
On June 27, 2019 Acreage implemented an arrangement under section 288 of the Business Corporations Act (British Columbia) (the “Arrangement”) with Canopy Growth Corporation (“Canopy Growth”). Pursuant to the Arrangement, the Acreage articles were amended to provide Canopy Growth with an option to acquire all of the issued and outstanding shares in the capital of Acreage, with a requirement to do so, upon a change in federal laws in the United States to permit the general cultivation, distribution and possession of marijuana (as defined in the relevant legislation) or to remove the regulation of such activities from the federal laws of the United States (the “Triggering Event”), subject to the satisfaction of the conditions set out in the arrangement agreement entered into between Acreage and Canopy Growth on April 18, 2019, as amended on May 15, 2019 (the “Arrangement Agreement”). Acreage will continue to operate as a stand-alone entity and to conduct its business independently, subject to compliance with certain covenants contained in the Arrangement Agreement. Upon the occurrence or waiver of the Triggering Event, Canopy Growth will exercise the option and, subject to the satisfaction or waiver of certain conditions to closing set out in the Arrangement Agreement, acquire (the “Acquisition”) each of the Subordinate Voting Shares (following the automatic conversion of the Class B proportionate voting shares and Class C multiple voting shares of Acreage into Subordinate Voting Shares) in exchange for the payment of 0.5818 of a common share of Canopy Growth per Subordinate Voting Share (subject to adjustment in accordance with the terms of the Arrangement Agreement). If the Acquisition is completed, Canopy Growth will acquire all of the Acreage Shares, Acreage will become a wholly owned subsidiary of Canopy Growth and Canopy Growth will continue the operations of Canopy Growth and Acreage on a combined basis. For more information about the Arrangement and the Acquisition please see the respective information circulars of each of Acreage and Canopy Growth dated May 17, 2019, which are available on Canopy Growth’s and Acreage’s respective profiles on SEDAR at www.sedar.com. For additional information regarding Canopy Growth, please see Canopy Growth’s profile on SEDAR at www.sedar.com.

*NON-GAAP MEASURES, RECONCILIATION AND DISCUSSION (UNAUDITED)
This release contains tables that reconcile our results of operations reported in accordance with accounting principles generally accepted in the United States of America (“GAAP”) to adjusted results that exclude the impact of certain items identified as affecting comparability (non-GAAP). We use EBITDA, adjusted EBITDA, adjusted net loss attributable to Acreage, managed results of operations, and pro forma results of operations, among other measures, to evaluate our actual operating performance and for planning and forecasting future periods. We believe the adjusted results presented provide relevant and useful information for investors because they clarify our actual operating performance, make it easier to compare our results with those of other companies and allow investors to review performance in the same way as our management. Since these measures are not calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, our reported results as indicators of our performance, and they may not be comparable to similarly named measures from other companies. The tables below reconcile our results of operations in accordance with GAAP to the adjusted results mentioned above:

Pro forma Bridge
	QTD		YTD
US$ (thousands)	Q4'19	Q4'18	FY'19	FY'18
Reported Revenue	$21,065	$10,472	$74,109	$21,124
Revenue from Entities under Management or Consulting Agreements*
New England	4,547	4,098	17,300	9,746
Mid-Atlantic	2,837	1,509	8,315	2,490
Midwest	3,213	—	8,565	—
West	532	—	2,155	—
Managed Revenue*	$32,194	$16,079	$110,444	$33,360
Pro forma Adjustments*
New England	3,811	5,266	16,004	37,484
Mid-Atlantic	—	—	—	2,111
Midwest	—	1,266	670	3,223
West	7,600	323	28,419	1,055
Pro forma Revenue*	$43,605	$22,934	$155,537	$77,233

Reconciliation of GAAP to Non-GAAP Measures
US$ (thousands, except per share amounts)	Q4'19	Q4'18	FY'19	FY'18
Net loss (GAAP)	$(65,589)	$(29,761)	$(195,162)	$(32,261)
Income tax expense (benefit)	(1,136)	609	4,989	1,536
Interest (income) expense, net	(209)	202	(2,784)	3,439
Depreciation and amortization	2,280	1,905	7,593	3,749
EBITDA (non-GAAP)*	$(64,654)	$(27,045)	$(185,364)	$(23,537)
Adjusting items:
(Income) loss from investments, net	1,249	3,249	480	(21,777)
Loss on impairment of intangible assets	13,463	—	13,463	—
Equity-based compensation expense - Plan	14,720	9,862	62,946	9,862
Equity-based compensation expense - Plan (CGC Awards)	11,971	—	23,056	—
Equity-based compensation expense - other	3,005	34	11,536	1,368
Canopy Growth transaction costs	—	—	7,580	—
Other non-recurring expenses	1,968	7,109	11,148	15,004
Adjusted EBITDA (non-GAAP)*	$(18,278)	$(6,791)	$(55,155)	$(19,080)

Pro forma Bridge
	QTD		YTD
US$ (thousands)	Q4'19	Q4'18	FY'19	FY'18
Adjusted EBITDA*	$(18,278)	$(6,791)	$(55,155)	$(19,080)
Managed/Pro forma Adjustments*
New England	1,381	2,545	6,824	12,793
Mid-Atlantic	1,082	(747)	2,804	(900)
Midwest	(268)	(2,163)	(2,306)	(1,972)
West	301	337	3,409	(83)
Pro forma Adjusted EBITDA*	$(15,782)	$(6,819)	$(44,424)	$(9,242)
Due to the Company's transition from IFRS to U.S. GAAP, certain expenses related to leased assets formerly classified as depreciation and interest expense are now included in EBITDA as a general and administrative expense. The Company's lease expenses associated with non-finance leases were $1,141 in Q1'19, $1,241 in Q2'19, $1,935 in Q3'19, and $2,148 in Q4'19, for a full year 2019 impact of $6,465.

Reconciliation of GAAP to Non-GAAP Measures
US$ (thousands, except per share amounts)	Q4'19	Q4'18	FY'19	FY'18
Net loss attributable to Acreage Holdings, Inc. (GAAP)	$(50,631)	$(25,587)	$(150,268)	$(27,483)
Net loss per share attributable to Acreage Holdings, Inc. (GAAP)	$(0.56)	$(0.31)	$(1.74)	$(0.41)
Adjusting items:(1)
(Income) loss from investments, net	$969	$2,779	$367	$(20,684)
Loss on impairment of intangible assets	10,446	—	10,307	—
Equity-based compensation expense - Plan	11,421	8,436	48,191	9,367
Equity-based compensation expense - Plan (CGC Awards)	9,288	—	17,652	—
Equity-based compensation expense - other	2,332	29	8,832	1,299
Canopy Growth transaction costs	—	—	5,803	—
Other non-recurring expenses	1,527	6,081	8,535	14,251
Total adjustments	$35,983	$17,325	$99,687	$4,233
Adjusted net loss attributable to Acreage Holdings, Inc. (non-GAAP)*	$(14,648)	$(8,262)	$(50,581)	$(23,250)
Adjusted net loss per share attributable to Acreage Holdings, Inc. (non-GAAP)*	$(0.16)	$(0.10)	$(0.59)	$(0.35)
Weighted average shares outstanding - basic and diluted	90,245	82,736	86,185	66,699
Weighted average NCI ownership %	22.41%	14.46%	23.44%	5.02%
(1) Adjusting items have been reduced by the respective non-controlling interest percentage for the period.
Managed results of operations are GAAP reported results plus the results of all entities for which we provide operational assistance to through management or consulting services or other agreements. Such entities operate independently and Acreage has no control over their operations. We do not consolidate revenue from these entities due to lack of control.
Pro forma results of operations are managed results, plus the pre-acquisition results for all acquired entities from the beginning of the applicable period presented through the date prior to the acquisition date.

FORWARD LOOKING STATEMENTS
This news release and each of the documents referred to herein contains “forward-looking information” within the meaning of applicable Canadian and United States securities legislation. All statements, other than statements of historical fact, included herein are forward-looking information, including, for greater certainty, statements regarding the proposed transaction with Canopy Growth, including the anticipated benefits and likelihood of completion thereof.
Generally, forward-looking information may be identified by the use of forward-looking terminology such as “plans”, “expects” or “does not expect”, “proposed”, “is expected”, “budgets”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases, or by the use of words or phrases which state that certain actions, events or results may, could, would, or might occur or be achieved. There can be no assurance that such forward-looking information will prove to be accurate, and actual results and future events could differ materially from those anticipated in such forward-looking information. This forward-looking information reflects Acreage’s current beliefs and is based on information currently available to Acreage and on assumptions Acreage believes are reasonable. Forward-looking information is subject to known and unknown risks, uncertainties and other factors that may cause the actual results, level of activity, performance or achievements of Acreage to be materially different from those expressed or implied by such forward-looking information. Such risks and other factors may include, but are not limited to: the ability of the parties to receive, in a timely manner and on satisfactory terms, the necessary regulatory approvals; the available funds of Acreage and the anticipated use of such funds; the availability of financing opportunities; the ability of Acreage and Canopy Growth to satisfy, in a timely manner, the conditions to the completion of the Acquisition; the likelihood of completion of the Acquisition; other expectations and assumptions concerning the transactions contemplated between Acreage and Canopy Growth; legal and regulatory risks inherent in the cannabis industry; risks associated with economic conditions, dependence on management and currency risk; risks relating to U.S. regulatory landscape and enforcement related to cannabis, including political risks; risks relating to anti-money laundering laws and regulation; other governmental and environmental regulation; public opinion and perception of the cannabis industry; risks related to contracts with third-party service providers; risks related to the enforceability of contracts; reliance on the expertise and judgment of senior management of Acreage; risks related to proprietary intellectual property and potential infringement by third parties; the concentrated voting control of Acreage’s founder and the unpredictability caused by Acreage’s capital structure; risks relating to the management of growth; increasing competition in the industry; risks inherent in an agricultural business; risks relating to energy costs; risks associated to cannabis products manufactured for human consumption including potential product recalls; reliance on key inputs, suppliers and skilled labor; cybersecurity risks; ability and constraints on marketing products; fraudulent activity by employees, contractors and consultants; tax and insurance related risks; risks related to the economy generally; risk of litigation; conflicts of interest; risks relating to certain remedies being limited and the difficulty of enforcement of judgments and effect service outside of Canada; risks related to future acquisitions or dispositions; sales by existing shareholders; and limited research and data relating to cannabis. A description of additional assumptions used to develop such forward-looking information and a description of additional risk factors that may cause actual results to differ materially from forward-looking information can be found in Acreage’s disclosure documents, including the Circular and Acreage’s Annual Information Form for the year ended December 31, 2018 filed on April 29, 2019, on the SEDAR website at www.sedar.com. Although Acreage has attempted to identify important factors that could cause actual results to differ materially from those contained in forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended. Readers are cautioned that the foregoing list of factors is not exhaustive. Readers are further cautioned not to place undue reliance on forward-looking information as there can be no assurance that the plans, intentions or expectations upon which they are placed will occur. Forward-looking information contained in this news release is expressly qualified by this cautionary statement. The forward-looking information contained in this news release represents the expectations of Acreage as of the date of this news release and, accordingly, is subject to change after such date. However, Acreage expressly disclaims any intention or obligation to update or revise any forward-

looking information, whether as a result of new information, future events or otherwise, except as expressly required by applicable securities law.
Neither the Canadian Securities Exchange nor its Regulation Service Provider has reviewed and does not accept responsibility for the adequacy or accuracy of the content of this news release.

# # #

Media Contact:	Investor Contact:
Howard Schacter	Steve West
Vice President of Communications	Vice President, Investor Relations
h.schacter@acreageholdings.com	investors@acreageholdings.com
646-600-9181	646-600-9181

Robert Vanisko
Director of Communications
r.vanisko@acreageholdings.com
646-600-9181